Exhibit 11(c)

                       Consent of Independent Accountants



     We hereby consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 21 to the Registration Statement (Form N-1A No. 2-66073) dated October 30, 1996, of NRM Investment Company of our report dated September 29, 1995, relating to the financial statement and financial highlights of NRM Investment Company.



Ernst & Young LLP
Reading, Pennsylvania
October 30, 1996